Exhibit 99.2

IndyMac Bancorp, Inc. Third Quarter Review

Forward-looking Statements Certain statements contained in this presentation may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words "anticipate," "believe," "estimate," "expect," "project," "plan," "forecast," "intend," "goal," "target," and similar expressions, as well as future or conditional verbs, such as "will," "would," "should," "could," or "may," are generally intended to identify forward-looking statements that are inherently subject to risks and uncertainties, many of which are beyond Indymac's control or cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements or from historical results due to a number of factors, including: the effect of economic and market conditions including industry volumes and margins; the level and volatility of interest rates; Indymac's hedging strategies, hedge effectiveness and asset and liability management; the accuracy of subjective estimates used in determining the fair value of financial assets of Indymac; the credit risks with respect to its loans and other financial assets including increased credit losses due to demand trends in the economy and in the real estate market and increased delinquency rates of borrowers; the actions undertaken by both current and potential new competitors; the availability of funds from Indymac's lenders and from loan sales and securitizations to fund mortgage loan originations and portfolio investments, including a reduction in secondary mortgage market investor demand; the execution of Indymac's growth plans in a significant market transition; the impact of disruptions triggered by natural disasters; the impact of current, pending or future legislation, regulations or litigation; and other risk factors described in the reports that Indymac files with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its reports on Form 8-K. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Indymac does not undertake to update or revise forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

Outline Q3 07 Earnings Review Indymac's Risk Management Indymac's Action Plan And Prospects

The Big Picture Perspective On Indymac Indymac's loss this quarter was driven by deteriorating mortgage delinquencies and a declining housing market combined with an unprecedented collapse in the secondary market liquidity for non-GSE loans and securities...2nd quarterly loss in past 59 quarters (first loss was in Q4 98 during global liquidity crisis) Indymac took charges of $575 million pre-tax, or $4.79 per share (after tax) in combined credit costs and spread widening in Q3 07 Indymac increased its total credit reserves(1) 47% during the quarter to $1.39 billion (56% of bank equity) from $0.95 billion at 6/30/07 Indymac made $1.25 billion its first six years as a thrift - 2001-2006 - with an average ROE of 18% Indymac has given back through 9/30/07 $106 million or 8% of the $1.25 billion Indymac has not repurchased any shares since 2002. In fact, we prudently raised $644 million of equity capital this year through October (covering this year's loss to date by more than 6 times) Our operating liquidity is at an all time high of $6.3 billion at 9/30/07, up 54% from $4.1 billion at 6/30/07, and we have no reverse repurchase borrowings or extendable asset- backed commercial paper...95% of our borrowings are deposits, FHLB advances and long-term debt Our Tier 1 core capital at 9/30/07 is 7.48%, $823 million or 50% above the well capitalized requirement of 5% ... higher than the 7.39% we had at 12/31/06 We have an action plan in place (and are executing on it) focused on safety and soundness, maintaining strong liquidity, preservation of capital, and a return to profitability (1) Credit reserves include allowance for loan losses, credit mark-to-market on loans held-for-sale, undiscounted losses embedded in residual valuations and secondary market accrual.

The Following Facts Changed To Cause Our Actual Q3 07 EPS To Decline Materially From Our Forecast Delinquency trends in September rose sharply versus even August at Indymac and for the industry ... especially for seconds and piggybacks...led us to "step up" our delinquency roll rate assumptions Worsening existing and new housing sales trends led to a substantial rise in NPAs in our homebuilder portfolio and negatively impacted our assessment of inherent losses, including assumptions for future home price declines and loss severities Rating agency downgrades of Industry MBS securities, including Indymac's securities ... led us to increased writedowns We accelerated our voluntary and involuntary severance to Q3 07 from Q4 07

Indymac's Single Family Delinquency And Foreclosure Trends Are Worsening At A Faster Rate Than Industry ... Primary Reason Is Indymac's Servicing Portfolio Is Skewed To 2005-2007 (86%) Versus Industry At About 50% ... With Larger % Being 2003 Source: Mortgage Banker's Association: National Delinquency Survey Foreclosure % Trends for Indymac vs. Industry Peak foreclosure rate for past 20 years (Q2 02) Average foreclosure for past 20 years 30+ % Delinquency Trends for Indymac vs. Industry Source: First American Loan Performance (2002 - 2007 Vintages) Indymac Alt-A 30+ and 90+ DQ on a UPB basis were 6.50% and 2.09%, respectively, and lower compared to 6.98% and 2.84% for the industry on the same basis Source: (1) FNMA Monthly Summary Report; (2) MBA National Delinquency Survey; (3) McDash Analytics, Inc; (4) First American Loan Performance

The Increase In NPLs Was Driven By Homebuilder Construction (Up 153% From Q2 07), Consumer Loans HFS* (Up 42%) And Consumer Loans HFI* (Up 11%) 71% of the growth in NPAs is driven by Subdivision Construction, Closed-end Seconds, Piggyback 1st Liens and Option ARMs loans, which we have almost entirely eliminated Secondary market disruption resulted in a further seasoning of the HFS loans ( average age increased 2 months to 7.4 months at 9/30/07), which also contributed to the increase in NPAs ($ in millions) ($ in millions) * HFS = held for sale; HFI = held for investment

Housing Price Risk Assessment Low Risk MSA National House Price Trends - Historical and Forecast * Forecasted Home price depreciation ranging between 6% and 10% is factored into our loss expectations that drive valuation and reserves - average HPI declines expected to be around 9% Indymac's forecast of housing price declines are based on risk grades from PMI, MGIC and AIG/United Guaranty Expected home price declines used in our reserves and valuations are slightly higher than average US home declines as predicted by Moody's economy.com * Includes HFI, HFS and loans where we hold residual and NIG securities ** MTM LTV for 1st Lien Loans and MTM CLTV for 2nd Lien * Source: Moody's Economy.com OFHEO HPI projection OHFEO House Price Appreciation Forecast Year over Year Change in HPI Bottom of house price decline (-7.03%) currently forecast in Q308 Housing Price Risk Assessment High Risk MSA Moderate Risk MSA

Industry Downgrades Of MBS Securities Resulted In Additional $17.1 Million Loss On Securities ... Yet The Percent Of Indymac Bonds Downgraded Were Lower Than Our Securitized Market Share Indymac does not own any CDOs, SIVs, etc...only mortgage backed securities Rating agencies downgraded on average 2.5% of Indymac mortgage backed bonds...less than Indymac's securitized market share of 3.6%(1) Indymac owns 14.5% of its issued mortgage backed bonds that were downgraded Nevertheless, Indymac took $17.1 million in writedowns during Q3, or 5% of the bonds' value Based on data from First American Loan Performance 2005-2007 private label securitizations, taking into consideration the majority of rating agency downgrades involved securitizations from these vintages

Severance Costs Expected In Q4 07 Were Moved Up To Q3 07 Due To Success Of The Voluntary Program ... Indymac's Directly Revenue Generating Workforce Has Reached 48.0% Vs. 32.4% At 1/1/07 Payback period for severance costs is 3.3 months * Average severance per employee was $20,400 which is equal to an average of 3.7 months of salary ** Increase in total headcount is due to approximately 1,900 employees hired from New York Mortgage Trust and American Home Mortgage to build our retail lending platform... excluding these employees current workforce would be approximately 7,700, down 12.25% from 1/1/07 *

Q3 07 Loss Higher Than Previously Forecast Due To Significantly Higher Credit Costs; And Severance Costs Recognized In Q3 Vs. Q4 Loss per share Sept. forecast Credit mark on current LHFS Credit mark on delinquent LHFS Credit valuation on non- investment grade securities Loan loss provision Spread widening on LHFS and MBS Severance cost for 1,547 workforce reduction Higher service fee income related to spread widening Actual Q3 07 loss per share Additional Credit Impact $2.01 Additional Net Spread Widening Impact $0.03 Secondary Market reserve accrual

Key Driver Of The Q3 07 Loss Was Increased Provisions For Future Credit Losses ... Credit Reserves Up 47% To $1.4 Billion Up 47%

Indymac's Credit Reserves Are Now More Than Two Years Of Current Quarterly Charge-Offs 74% of current period credit costs related to future periods Total charge-offs in Q3 07 were $146 million ... the total credit reserve of $1.39 billion is 9.5 times this amount The beginning credit reserve for non-investment grade and residual securities was $698 million, with $90 million in losses forecast for Q3 07 compared with actual losses of $91 million (only 1% higher) After these losses, the remaining non-investment grade and residual credit reserve was $607 million ... which we increased by $191 million ($73 million present value P&L impact) or 31% in Q3 07, plus we added $37 million related to new non-investment grade and residual securities Excluding non-investment grade and residual securities, total Q3 07 charge-offs were $55 million ... and the total related credit reserve at 9/30 was $553 million ... 10 times this amount

Assets/Activities That Are Susceptible To Spread Widening Include Mortgage Backed Securities, Loans Held For Sale, And Loans Sold ... Total Q3 07 P&L Impact Was $167.2 Million Pre-Tax Note: Investment grade MBS were marked to market utilizing third party dealer quotes. In determining the fair value of loans held for sale, the company considered all relevant market information including recent execution prices of similar assets, quoted market bids, other market color from street firms, etc. Non-investment grade and residual securities were marked to market using models...see detailed assumptions in Appendix * 85% is AAA and 8.5% is AA prime and Alt-A MBS securities. No AAA or AA Alt-A securities have been downgraded by any of the rating agencies during their August and October downgrades **Represents discounted P&L impact...undiscounted credit costs totaled $191 million

With Large Credit Reserves And Unprecedented Spread Widening There Was A Bright Spot ... Loan Servicing, As Our Predominantly Non-GSE Portfolio Benefited From Widening Spreads And Reduced Liquidity * Included in Other in Q3 07 are severance costs totaling $16.8 million, preferred dividend payment of $12.4 million, and the gain on sale of an office building totaling $14.6 million. In Q2 07, Other included the pension curtailment gain of $6 million. (All amounts shown net of tax).

Indymac's Largely Non-GSE Servicing Portfolio Benefited By Slowing Prepayment Speeds And Hedge Out-Performance ... Yet GAAP Valuation Remains Reasonable Relative To Economic Cash Flows And Peers Q3 06 Q3 07 MSR 17.5 87.589 Customer Retention 2.621 -2.314 Q3 06 Q3 07 MSR 0.27 0.97 Customer Retention 0.6 -0.22 Earnings ($ in millions) ROE +324% +183% MSR Customer Retention $20.1 $85.3 30% 85% Earnings and ROE - Q3 07 vs. Q3 06 Note: Indymac's agency servicing value declined 4 bps, or 2%, from June 30th to Sept 30th CPR used to value servicing at 9/30/07

Assuming Prepayment Speeds Ramp From September 2007 Rate Of 8.5% To 20% Over The Next 2 Years, The MSR Asset's Economic Value Increases By $276 Million Pre-tax, Or $2.30 Per Share (After-Tax)

All Financial Institutions Manage Four Basic Risks Indymac's Absolute Performance Indymac's Relative Performance to Mortgage Industry Liquidity Risk Good Good Interest Rate Risk* Good Good Credit Risk Poor Above Average Acquisition Risk Good Good Overall Poor Above Average "Taking risk is crucial for our survival. You have to be willing to use your capital." David H. Sidwell, CFO, Morgan Stanley, September 19, 2007 * Servicing returns this quarter and historically speak for themselves; Thrift net interest margin is 2.39% in Q3 07, up from 2.29% in Q2 07 ... and if we had higher short-term credit ratings, our thrift NIM would be 2.95% as we had a Q3 07 average of $1.7 billion in custodial balances held at another bank

Like most, we underestimated the length and severity of the housing downturn...and in hindsight we could have expanded more cautiously from 2005 to 2007 Like our major competitors, we went too far in expanding our product guidelines (mispriced credit risk) during the housing boom Seconds/HELOCs Piggybacks Subprime Our underwriting procedures, like all in the industry, failed to detect speculators entering high CLTV purchase transactions We could have "pulled back" substantially and earlier in homebuilder lending We could have had some of the newer credit hedges (ABX Index) in place Indymac's Overall Risk Management Has Kept Us "Safe and Sound", But Credit Risk Management Needs To Improve... Overall Q3 07 Loss Is Driven Mostly By Our Business Model Focused Solely On USA Single-Family Housing After 1998, we purchased a Federal Thrift and put our entire business inside the Thrift...no liquidity issues We have repurchased no shares since 2002, and in fact raised $644 million of Bank capital in 2007 alone We held virtually no subprime, closed-end seconds, or HELOCs for investment purposes ($112 million or 0.3% of 9/30 total assets) We were not a major subprime lender, ranking 32nd of lenders*...our volume in 2006 was $2.7 billion or 0.39% of total subprime market We originated $43 billion of Option ARMs from 2005- Q3 07 and sold all but $1.0 billion (HFI), $2.7 billion (HFS) and retained no non-investment grade or residual securities We laid off virtually all Alt-A 2005/2006 credit into the secondary market...only $7.0 million in non- investment grade and residual securities retained We have no CDO's or SIVs...only mortgage backed securities...93.5% are AAA and AA MBS and none have been downgraded We made one of the only successful acquisitions this decade in the mortgage business * Per NMN survey, 2006 What We Got Right What We Could Have Done Better

Indymac Has Intentionally Focused Solely On USA Home Lending And Mortgage Banking ... Diversification Was Not A Realistic Alternative Historically we were a mortgage bank and have only been a depository financial institution since mid-2000 While our business is cyclical and earnings volatile, the long-term prospects for housing and mortgage lending are good. Mortgage debt outstanding has grown 8-10% per year for decades Diversify into what? Commercial or other consumer credit? Building from scratch would not have resulted in meaningful diversification in time for this cycle Purchasing our way into those businesses would have been substantially dilutive given our low P/E multiple Commercial and consumer credit is likely to be next in suffering credit losses

Clearly, In Hindsight, We Could Have "Pulled Back" Sooner ... But Scale Is Critical For Success; We Were "Following" Major Financial Institutions And Like Most Thought The Downturn Would Not Be This Severe * * Top 37 thrift peer group achieved an ROE of 8.7% for first 6 months of 2007, down from a 3 year average ROE through 2006 of 11.9% (Source: Uniform Thrift Performance Report, OTS; median values) Even with this severe downturn, Indymac's business model should outperform the average thrift over the long run (1) Earnings presented on a proforma basis; excluding impact of adoption of SEC Staff Accounting Bulletin No. 105, and purchase accounting adjustments related to the company's acquisition of Financial Freedom.

The Average Cumulative Lifetime Losses of Our Alt-A Production is Only 41 Bps (0.41%) Thru 2004.....But Annual Vintages Vary by Over 12 Times...2005-2007 Vintages Will be Some of The Industry's Worst 1.45% of loans have resulted in the borrower losing their house. The average severity from 1993-2004 was 28.3%, resulting in total losses through 2004 of $588 million (41 bps of cumulative loss) The 2005-2007 vintages are relatively unseasoned, but based on significantly higher delinquency and foreclosure trends, along with expected house price declines, we are anticipating higher losses on these vintages. We have adjusted our valuation models to reflect the worsening credit environment. *Based on original principal value. Population excludes reverse mortgages of $17 billion and HELOCs of $4.1 billion. ** Based on severity rates of loans placed into private securitizations and expected severity for loans in foreclosure at 9/30/07

Indymac's Rise In Delinquencies And Foreclosures This Year Has To Do With The Fact That Relative To The MBA Statistics, We Did Not Become A Major Lender Until We Completed Our Transition To A Thrift Structure In The Mid-2000's. As A Result, We Don't Have A Large Servicing Book Filled With Low Rate, Higher Credit Quality 2002-2004 Refinance Transactions (*) A March 2007 MBA Vintage Survey indicated that 52% of the industry is comprised of loans originated prior to 2005 and 48% originated in 2005 -2007. The above Indymac Total Serviced pro-forma delinquencies assumes a vintage mix similar to the industry of 50% pre-2005 loans and 50% 2005-2007 loans. (1) Source: MBA Quarterly Delinquency Survey

Given Indymac's Relatively Small Size, Low Credit Ratings, And Lack Of Diversification ... We Have Maintained Strong Capital Levels Relative To Regulatory Limits And Other Industry Players As of 9/30/07 (1) Note: Even if we were to write-off the entire $416 million book value of non-investment grade and residual securities, our tier 1 core capital would be 6.8%, or 36% above the well-capitalized minimum, and our total risk-based capital would remain roughly the same at 11.76%

With 100% Of Our Activities In The Federal Thrift ... We Did Not Experience Any Meaningful Liquidity Issues ... Ramped Up Operating Liquidity 54% To A Record $6.3 Billion In The Quarter And Paid Off All Repo Loans And Our Extendable Commercial Paper Facility (1) Federal Reserve Capacity assumed by pledging assets of approximately $0.8 billion with a 75% advance rate (i.e. HBD, Warehouse Lending, CTP) 9/30/07 6/30/07 Liquidity Analysis $0.8 $0.6 Short Term Liquidity (Cash) 4.9 2.9 Operating Liquidity $5.7 $3.5 Total Operating Liquidity 0.6 0.6 Federal Reserve Bank (1) $6.3 $4.1 Total "Available" Operating Liquidity $33.7 $31.7 Total Liabilities and Equity 1.9 2.1 Common Equity 0.5 0.5 Preferred Stock in Subsidiary 1.3 2.0 Other Liabilities $4.9 30.0 $2.9 27.1 Total Borrowings 0.8 - 0.8 - - 0.6 1.9 - 2.8 - 0.9 0.7 Reverse Repurchase Agreements Structured Notes / Trust Preferred Securities - 1.5 1.5 0.2 1.3 1.1 ABCP - Multi Seller - - - 0.2 2.0 1.8 ABCP - North Lake Capital Funding $4.1 $15.2 $11.1 $0.6 $11.5 $10.9 Federal Home Loan Bank Borrowings - - $16.8 - - $11.7 Deposits Operating Liquidity Pledged Balance Operating Liquidity Pledged Balance ($ in billions)

Despite The Unprecedented Disruption In Liquidity For Secondary Markets and ABCP, Indymac Was Able To Grow Deposits While Maintaining Similar Cost Of Funds

($ in billions)	As of 6/30/07		As of 9/30/07		Delta
	Balance	W/A Coupon	Balance	W/A Coupon	W/A Coupon
Deposits [(1)]	$11.7	4.77%	$16.8	4.92%	0.15%
Federal Home Loan Bank	10.9	5.11%	11.1	5.06%	(0.05%)
Repo / ABCP [(2)]	3.8	5.93%	1.5	6.38%	0.46%
Structured Notes / Trust Preferred	0.7	6.26%	0.6	6.37%	0.11%
Total Borrowings	**27.1**	**5.11%**	**30.0**	**5.08%**	**(0.03%)**
Other Liabilities	2.0		1.3		
Preferred Stock in Subsidiary	0.5		0.5		
Common Equity	2.1		1.9		
Total Liabilities and Equity	$31.7		$33.7		

	Q2 07		Q3 07	
	Average	Spot 6/30	Average	Spot 9/30
Deposits [(1)]	4.77%	4.77%	4.87%	4.92%
Federal Home Loan Bank	5.25%	5.11%	5.24%	5.06%
Repo / ABCP [(2)]	5.89%	5.93%	6.25%	6.38%
Structured Notes / Trust Preferred	6.54%	6.26%	6.44%	6.37%
Total Borrowings	**5.20%**	**5.11%**	**5.21%**	**5.08%**

(1) Deposits include non interest bearing custodial accounts
(2) Includes commitment fees and other related costs

imb IndymacBank www.indymacbank.com ■ Raise your expectations.® NYSE: IMB 25

Pro forma Investment Returns & Marginal Impact on the NIM Non Agency AAA MBS Jumbo Prime SFR Loans Yield 6.08% 6.58% Cost of Funds (duration matched) (4.45%) (1) (4.50%) (2) Hedging Costs (0.30%) (0.30%) Credit Costs (annualized) - (0.20%) Net Spread 1.33% 1.58% Net Interest Margin 1.36% 1.80% Targeted ROE (3) 40% 19% With Existing Financing Alternatives Indymac Can Grow Its Thrift Assets At Attractive Returns (1) Assumes funding comprised of 93% FHLB advances, 5% deposits, and 2% of total risk-based capital Assumes funding comprised of 80% FHLB advances, 15% deposits, and 5% total risk-based capital Based on Well Capitalized Total Risk Based Capital Levels

We Learned The Lessons Of The 1998 Global Liquidity Crisis ... The Q3 07 Capital Markets Disruption Exposed Others Who Had Not Mortgage REITS: American Home files for bankruptcy during Q3 ... wiping out $1.0 billion in market capitalization for the quarter and $1.8 billion for the year Thornburg had liquidity-induced asset sales of $21.9 billion resulting in a $1.1 billion loss, or 40% of capital Others: MGIC and Radian funded special servicer and mortgage investor C-BASS with short- term repo facilities; margin calls caused them to lose their $1 billion investment in this jointly owned entity Bear Stearns managed two large mortgage funds into the ground, losing essentially 100% of $1.6 billion of investor funds Largest USA mortgage lender leaves holding company exposed and requires significant intervention from bankers and regulators and investment from B of A Largest independent U.K. home lender, Northern Rock, has similar liquidity issues and Bank of England has come to the rescue ... $7 billion in market capitalization (or 83%) lost this year

Innovative Mortgage Lending Has Served A Legitimate And Useful Role For American Consumers "Owning a home in this country has been a principal source of wealth creation for low- and moderate-income people" Nicolas P. Retsinas, Director of the Joint Center for Housing Studies at Harvard University Source: Federal Reserve Median net wealth for homeowners was $184,400 in 2004, 46 times the median for renters of $4,000 Net household wealth nearly doubled from 1995 to 2005 from $27.6 trillion to $51.8 trillion ... the home was a key driver of this increase The homeownership rate increased to 69.3% in 2004, up from 64% a decade earlier ... it has fallen back to 68.3% in most recent quarter Atlanta Fed Study attributed as much as 70% of the increase in the homeownership rate to the introduction of new mortgage products Note: CRA lending goals encouraged financial institutions to expand products to provide more opportunities for low- and moderate-income households

*Indymac erred in originating the small amount of seconds and subprime volume that it did and has now eliminated all non-GSE subprime and seconds and reduced the HELOC maximum CLTV to 90% Every Major Financial Institution Chose To Provide Innovative Mortgage Loans ... Indymac Chose To Focus On The Safest Parts Of This Market ... Alt-A, Reverse Mortgages, & Option ARMs Source: NMN Survey ** Indymac actual; others based on August market share *** Banc of America Securities analyst report dated 10/5/07; based on August 2007 production

The above securities have $835 million of embedded future credit losses, with 16.6% of those losses expected in Q4-07, 28.9% expected in 2008, 20.6% expected in 2009, and 33.8% thereafter. Also, these bonds are valued at a 18.0% weighted average discount rate. Until The 2007 Secondary Market Disruption Indymac Was Able To Sell Into The Secondary Market Its Alt-A And Option ARM Credit Risk Exposure ... Even So, We Took Too Much Exposure From Seconds, HELOC And Subprime

Alt-A Delinquency And Loss Trends Have Worsened Considerably As A Result Of Credit Cycle And Housing Downturn, But Still Strongly Support Product's Viability And Our Decision To Focus On It Subprime losses are 12.7 times higher than ALT-A in basis points. * Source: MBA National Delinquency Survey First American Loan Performance Securitization Data for 2002-2007 Vintages as of June 30, 2007 30+ delinquencies for FHA loans were 14.6% at 6/30/07* In August 2007, S&P reaffirmed ratings on 99.8% of Alt-A bonds issued in 2005 and 2006...no AAA or AA bonds were downgraded In October 2007, S&P changed their Alt-A methodology and reaffirmed ratings on 95.3% of 2007 Alt-A bonds...again, no AAA or AA bonds were downgraded

And, Many Major Financial Institutions Paid A Substantial Premium To Participate In Innovative Mortgage Lending … Indymac's Acquisition Of Financial Freedom Appears To Be One Of The Only Ones That Created Value For Shareholders

($ in millions)

Indymac Acquisitions Since 2000

Company	Business Line	Acq. Date	Price	P/B	Premium
Financial Freedom	Reverse Mortgage	Jul 04	125	2.6	78
NYMC	Retail Alt-A/Govt	Apr 07	13	6.9	12
AHM loan officers	Retail Alt-A/Govt	Aug 07	0		

- Financial Freedom purchase of $125 million has already been earned back with cumulative earnings to date of $135 million … We could sell Financial Freedom even today for substantially more than our investment
- Building retail platform from 13 to 1,900 people and expect to be profitable by 1Q 08

($ in millions)

Competitor Acquisitions Since 2000

Company	Business Line	Acquirer	Acq. Date	Price	P/B	Premium	Remarks
North Fork (GreenPoint)	Prime/Alt-A	Capital One	Mar 06	$14,600	1.4	$4,433	Shut down Greenpoint Mortgage due to illiquidity in secondary markets and takes $860 million in after-tax charges
ABN AMRO's Mort group	Agency	Citi	Jan 07	9,000	ND	ND	$6.5 billion in credit losses and write-downs reported in Q3 07 ($3 billion consumer loan defaults, $1.6 billion subprime mortgage, $1.4 billion LBO loans, $0.6 billion fixed income trading loss)
Ameriquest	Subprime	Citi	Aug 07	ND	ND	ND	
Associates	Subprime	Citi	Sep 00	31,100	2.5	18,595	
MortgageIT	Prime/Alt-A	Deutsche Bank	Jul 06	429	1.3	98	Write-downs of $2.1 billion for US MBS
WMC	Subprime	GE	Apr 04	ND	ND	ND	GE seeks buyer for WMC. 1H 07 cumulative loss of $600 million
GMAC (ResCap)	Subprime	Cerberus Consortium (51% Stake)	Nov 06	7,400	ND	ND	ResCap 1Q-3Q 07 cumulative losses of $3 billion
Household (Decision One)	Subprime	HSBC	Nov 02	14,200	1.4	4,277	Closing Decision One on subprime problems. 2007 cumulative charges/write-downs of $7.3 billion
First Franklin	Subprime	Merrill Lynch	Sep 06	1,310	4.2	$999	$5 billion write-downs reported in Q3 07
Saxon	Subprime	Morgan Stanley	Aug 06	706	1.3	152	Q3 07 credit trading revenue (MBS) dropped $1billion & write-down of HFI is $877 million
Golden West	Western Thrift/Option ARM Lender	Wachovia	May 06	25,500	2.5	15,449	Q3 07 write-downs of $1.3 billion and record provision expense of $408 million imb IndymacBank
www.indymacbank.com ■ Raise your expectations.®
NYSE: IMB 32

Homebuilder Division Even though we reduced our exposure (as a percentage of assets) to Homebuilders...we should have reduced it even further. We will NOT originate any new Builder loans until the cycle turns

Given The Housing Downturn And Secondary Market Disruption, None Of The Top 25 Mortgage Lenders Avoided Q3 07 Losses In Their Mortgage Segment ... How Does Indymac's Loss Compare? Indymac 3.95% share of analyzed production over past 18 months 0.89% share of analyzed mortgage losses $313 million pre-tax loss...71% below the Average 86% of industry production 33 companies analyzed: Top mortgage bankers, mortgage insurers, and Wall Street investment banks Industry pre-tax loss totals 1.01% of production (past 18 mos) Q3 07 Mortgage Related Pre-tax Loss Estimate Total: $35.1 billion Average: $1.1 billion Indymac's pre-tax loss totals 0.23% of production (past 18 mos) See Appendix for complete listing of mortgage losses by company

23% of Indymac's 2005-2007 Production Caused 79% of Q3 07 Credit Costs ... We Have Substantially Eliminated These Products. As a Result, Our New Production Credit Costs Should Be Substantially Lower Going Forward

Indymac Cut 31% Of Q1 07 Production Promptly For Credit Quality At End Of Q1 07 ... Including Liquidity-Related Production Cuts In Q3 07, 66% of Q1 07 Production Would Have Been Eliminated Eliminated all subprime loans except those saleable to GSEs Eliminated all closed-end seconds and piggybacks Eliminated traditional option ARM loans Substantially cut other non-conforming production Closed our conduit channel Focused correspondent and warehouse lending business on community financial institutions and retail mortgage bankers with captive lines No new homebuilder construction loans ... focus group on workouts August 2007 Product Cuts

By September 2007, Indymac's Product Cuts Have Reduced Credit Risk On S&P Production By 60% vs. Q3 06 ** **Indymac funded $3.9 billion of mortgage production in October, of which $3.3 billion represented S&P evaluated production with S&P estimated lifetime loss of 34 bps. We expect to fund roughly $12.4 billion of mortgage production in Q4 07. 60% Decline While our production is evaluated using the Standard & Poor's ("S&P") Levels model, the data is not audited or endorsed by S&P.

96% Of Indymac's "Upfront" Credit Losses Have Now Been Eliminated Based On Our GSE-Oriented Product Model Approximately 41% of credit losses currently within Indymac's production guidelines were originated through our conduit channel, which was closed in Q3 07

Our Credit Quality Product Cuts Are Having A Major Impact On Repurchases... Repurchase Demands Have Declined 72% From Their Peak In Q1 07...Non-EPD Repurchases Will Likely Increase, As Delinquencies Rise Repurchase Demands Q1 06 - Q3 07 Secondary Market Reserve Rollforward 25 bps of Q3 07 loans sold $6.4 million = EPD Reserve $50.7 million = Non-EPD Reserve -72% Repurchase Volume $118 $224 $194 $108 $220 0.89% 0.59% 0.96% 0.35% 0.37% $0 $50 $100 $150 $200 $250 $300 2005 2006 Q1 07 Q2 07 Q3 07 ($ in millions) 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% 1.00% (% of previous period sales) EPD NON-EPD Total Percent of Loans Sold

Product Guideline Tightening Will Also Improve Long-term Credit Performance Through Lower Delinquencies And Foreclosure Levels Pro forma reduction of 48% from Q3 07 actual delinquencies

While credit tightening (guideline cuts and underwriting improvements) will substantially reduce losses for a time ... memories and fear will fade and the credit cycle will reoccur ... but not at Indymac (at least not in as material a way) We have created and are implementing companywide a "Principles of Credit Underwriting" ... management, underwriters, and others involved in credit process must sign We have established an early detection and accountability system for current production and new products... that are designed to prevent credit mistakes from becoming major costs Our Chief Investment Officer, who is independent of production and secondary marketing, is now solely responsible for all non-GSE products, guidelines, and risk-based pricing, because the Thrift might own them any time the secondary market becomes disrupted We have reorganized and upgraded our regional CEOs, and will now hold them fully accountable for both production and credit quality Indymac Has Also Taken Appropriate Steps To Make The Hard Lessons Learned About Credit Risk Permanent

Can Indymac's New Lending Profile Make A Profit?

1. Conforming GSE, FHA/VA lender
2. Negotiated GSE lender (conforming high credit quality Alt-A loans)
3. Prime and Alt-A jumbo lender
4. "Flexpay" Option ARM*
5. Prime HELOC with maximum CLTV of 90%
6. Prime consumer construction and lot loans
7. Reverse mortgage lender (~ 90% FHA insured)

* Option ARM production is limited to our "Flexpay" product, which has several features that limit credit risk. The rate is fixed for at least 5 years, LTV is capped at 90%, DTI limited to 40% for loans over 80% LTV, and anything over 80% has MI and we only offer full and stated income documentation types. Payment shock for the borrower at recast is minimized as the loan would only go to an IO payment, not a fully amortizing payment

Estimated Q4 07 mortgage production by product



Consumer Construction & Lot 5%
Reverse Mortgages (primarily FHA) 9%
HELOC 3%
FlexPay 2%
Conforming GSE (incl FHA/VA) 37%
Prime Jumbo 16%
GSE Alt-A 28%

Estimated Q4 07 mortgage production by channel



Consumer Construction 5%
Financial Freedom 9%
Servicing and Retention 7%
Consumer Direct 2%
Retail 8%
Correspondent 6%
Wholesale 63%

imb IndymacBank
www.indymacbank.com ■ Raise your expectations.®
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Indymac Bank's October Rate Locks Of $8 Billion Are Up 51% From September And Down 12% From Q4 06 Monthly Average ... +51% Note: Rate locks exclude reverse mortgages which are ARMs and do not rate lock before funding ... applications in October 2007 were $463 million, up 8.5% from September 2007 and down 7.8% from Q4 06 monthly average.

… But Indymac Has Absorbed 2007's Credit And Secondary Market "Blows" And Made Solid Progress In Converting To A More Direct, Value-Added GSE Lending Model

- We closed the low margin, high credit cost conduit, which generated 37% of Q4 06 rate locks ... the conduit lost $59 million after-tax in Q3 07
- We reduced Option Arms, Subprime, Closed End Seconds, and HELOCs (higher credit risk products) from 45% of Q4 06 ratelocks to 4% of October 07 ratelocks; a 90% reduction
- Non-conduit ratelocks are up 40% in October 07 vs. Q4 06 monthly average
  - Retail is up 205%
  - Wholesale is up 67%
  - Cross-sell and retention is up 52%
- We almost quadrupled the mix of our GSE business... GSE ratelocks increased from 15% of average monthly Q4 06 rate locks to 71% of October 07 rate locks imb IndymacBank™ www.indymacbank.com ■ Raise your expectations.® NYSE: IMB 44

.... However, The Rapid Transition To A GSE Model Is Not Without Its Challenges: Ratelock fallout is projected to be up from 25% to roughly 45%, due to the elimination of conduit (100% mandatory), more stringent underwriting, and broker arbitrage As a result, we are projecting Q4 07 fundings of $11.5 to $13.5 billion, down about 50% from Q4 06 (including conduit) and down about 25% (excluding conduit) ... blended MBR margin is expected to be roughly the same as Q4 06 We must rapidly drive our production costs down significantly ... given the likely low margins in GSE loans ... we have a plan and are executing on it to further reduce them by 30-35% by mid 2008 As a result of start up costs and a worse housing market, the retail lending group is projected to lose roughly $10.4 million pre-tax in Q4 07 versus acquisition forecast of $2.8 million pre-tax income ... we are projecting retail to make a profit in Q1 08

What Can We Say About Our Prospects Given We Are Likely In The "Eye Of The Storm" Right Now? Given our new, predominantly GSE business model, the illiquidity and spread widening costs we suffered are not likely to reappear at anywhere near the levels of Q3 07 Given the large credit reserve build this quarter, we would expect our credit costs to remain high ($100 - 150 million per quarter) through this credit cycle, but down substantially from Q3 07 We expect our new, more GSE-oriented business model will be profitable in Q4 07, excluding credit costs from discontinued products, and start up costs related to the retail platform, which is expected to be profitable by Q1 08 We expect servicing will continue to provide strong returns, although not likely at the level we saw this quarter We could be modestly profitable over the next 5 quarters or we could struggle and have additional losses, depending on credit costs, volumes, margins and additional staff restructuring charges, although we believe any quarterly loss would be substantially lower than the Q3 07 loss...Our book value per share is $24.31 at 9/30/07 and the market appears to be factoring in bigger losses and more erosion of book value per share than we believe warranted We have strong capital and liquidity to see us through this industry downturn and expect that our long term returns on capital will be at or above 15% once this current down cycle ends With the above said, while we are declaring and paying the $0.25 dividend this quarter, and intend to pay a dividend in normal times, a significant cut would be prudent and warranted if we are not profitable in Q4 07

"Many press commentators have suggested that we throw out the whole (subprime) market and go back to the constricted situation of the early nineties. But again going back to the boom-and-bust story, that seems exactly the wrong message to take from the experience. The subprime mortgage market was a valid innovation, and it did enable 12 million households to become homeowners, a large majority of these would have been denied mortgage credit in the early nineties. Some have excruciating debt burdens and are highly vulnerable to loss, it is true, but according to the Fed's Survey of Consumer Finances, a large share of these subprime borrowers are actually increasing their net worth through capital gains, the standard American way for building wealth. Structurally also it would be very strange to bring back usury laws, and get rid of securitization and automated underwriting." "The Subprime market, for all its warts, is a promising development, permitting low- income and minority borrowers to participate in credit markets. It does have to be cleaned up, but that cleanup should not be so hard. Let's get cracking on fixing the problems ...", August 31, 2007 Edward Gramlich, Former Federal Reserve Board Governor and author of Booms and Busts, The Case of Subprime Mortgages Innovation In Mortgage Lending Went Too Far ... But Once It Is "Cleaned Up" ... It Will Be Beneficial For Consumers And Profitable For Lenders

Market Forces Are At Work Fixing Most Of The Mortgage Market Issues, But Additional Public Policy Changes Could Help

"Credit market innovations have expanded opportunities for many households. Markets can overshoot, but, ultimately, market forces also work to rein in excesses. For some, the self-correcting pullback may seem too late and too severe. But I believe that, in the long run, markets are better than regulators at allocating credit." --- Fed Chairman, Ben S. Bernanke, speech dated May 17, 2007

The markets are doing their job:

- Over 170 mortgage companies have failed this year and everyone connected to the mortgage market is taking significant losses; only regulated financial institutions have survived…regulators now have more control of the mortgage market
- Industry lending standards have tightened and credit spreads widened affecting: lenders, rating agencies, and investors
- Speculators have left the market due to the housing bust
- Indymac and other lenders are working with non profits like NeighborWorks America and the government (including FHA) to help struggling consumers stay in their homes


35%
30%
25%
20%
15%
10%
5%
0%
C-BASS
Indymac
Citigroup
Bear Stearns
People's Choice
Soundview
Fieldstone
Long Beach
Fremont
Ownit
Meritage
Goldman Sachs
Aegis
Credit Suisse Conduit
Saxon
Bank of America
WMC
Deutsche Bank
New Century
Credit Suisse Bulk
First Franklin
Morgan Stanley
Option One
Lehman
Ameriquest Wholesale
Countrywide
Wells Fargo
Merrill Lynch
Resmae
Equifirst
Accredited
RASC (RFC)
Aames
Ameriquest Retail
Mortgage Lenders Network

Exhibit 9 from Credit Suisse research paper dated Oct. 26, 2007 –

"Based on securitized subprime ARM loans reset between July 2006 and June 2007, we rank issuers in Exhibit 9 by how actively they modify those loans."

Public Policy Changes That Could Help

- We do not support all aspects of HR 3915 "Mortgage Reform and Anti-predatory Lending Act of 2007"
  - Banning of limited documentation loans … this will severely limit the self employed and small business owners
  - Elimination of YSPs for mortgage brokers … consumers should "shop the APR"
- We strongly oppose HR 3609 "Emergency Home Ownership and Mortgage Equity Protection Act of 2007"
  - Bankruptcy "cram-downs" on mortgages…if passed would further disrupt mortgage lending
- But we do support the following:
  - Greater regulation; oversight and licensing of mortgage brokers
  - Greater oversight and regulation of the rating agencies and private securitization markets
  - Uniform consumer suitability system for home mortgages
  - And a law to protect servicers (who want to modify loans) from ambiguous language in pooling and servicing agreements imb IndymacBank™ www.indymacbank.com ■ Raise your expectations.® NYSE: IMB 48

1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 10/26/2007 5.375 23.44 10.56 45.16 13.42 MBR 0.87 0.91 1.56 1.6 1.77 1.68 1.88 2.32 -51% +46% Mortgage Banking Is Cyclical ... Once The Current "Bust" Period Is Behind Us, We Expect Indymac's Returns To Again Exceed The Market Returns ... Indymac's Book Value Per Share At Sept. 30, 2007 Is $24.31 Stock price Total Return to Shareholders (annualized) Total period return (1993 - 10/31/07): 12% annualized 1994 1995 1996 1999 2000 2001 2002 2003 2004 2005 10/31/07 1993 1997 1998 2006 1993 - 1997 1993 - 1998 1999 - 2000 1999 - 10/31/07 1993 - 10/31/07 Boom Boom/Bust Boom Boom/Bust 2 Booms/2 Busts (since inception) 46% 22% 78% 6% 12% Indymac 20% 22% 5% 4% 11% S&P 500 22% 21% 10% 7% 13% Dow -69% +24% $5.38 $23.44 $10.56 $45.16 $13.42* * As of 10/31/07 1998 Global Liquidity Crisis Q4 98 Loss: $(73 MM) Price to Book: 1.0 2007 Home Mortgage Lending Crisis Q3 07 Loss: $(203 MM) Price to Book: 0.55

Current Low Price To Book Valuations On Thrifts Like Indymac Will Likely Be Followed By Strong Returns When The Housing And Mortgage Market Stabilize And The Next Upcycle Begins A Recent Analyst Report Noted That Most Mortgage Related Companies Will Trade Between 50-70% Of Book Value Until The Current Credit Cycle Stabilizes ... Similar To Large Financial Institutions In The Last Major Credit Cycle In The Early 1990's What this analysis did not highlight was the fact that these companies produced very strong shareholder returns in the period following the "bust"...

NYSE: IMB

Appendix

Most Diversified Financial Institutions … Even With Substantial Exposure To Mortgages and the Capital Markets … Avoided An Overall Loss … Non-Diversified Financial Institutions (Focused Solely On Home Lending) Or Poor Risk Managers Did Not

Q3 07 Mortgage Losses	Q3 07 Consolidated Results: Profit	Q3 07 Consolidated Results: Loss
Over $ 2 billion	Citigroup – D	Merrill Lynch (incl. First Franklin) – D UBS Securities – D GMAC – ND
$ 1 - 2 billion	Deutsche (MortgageIT) – D	Countrywide – ND Capital One (Greenpoint) – D American Home (BK) – ND Radian Group – ND Thornburg – ND
$ 0.5 - 1 billion	HSBC – D Chase – D Wachovia – D Bear Stearns – D Washington Mutual – D	Nomura Securities – D
$ 250 - 500 million	Lehman (Aurora, BNC Mort.) – D GE (WMC) – D Wells Fargo – D	CIT Group – D MGIC Investment – ND E*Trade – D **Indymac ($313 million) – ND**
Under $250 million	National City – D Morgan Stanley (Saxon) – D Suntrust – D Bank of America – D Sovereign – D	PMI Group – ND Downey – ND First Horizon – D Flagstar – ND Triad Guaranty – ND
	(15)	**(18)**

Pre-tax Loss	
Total	$35,125 million
Average	$1,064 million
Indymac	$313 million

D=Diversified
ND=Non-Diversified

imb IndymacBank
www.indymacbank.com ■ Raise your expectations.®
NYSE: IMB
53

HSBC also had 1H 07 loan impairments and other credit costs of ($6,346) million GE also had 1H 07 operating losses and writedowns of ($555) million CIT also had 1H 07 credit driven losses in the Home Lending segment of ($729) million Indymac Has Managed Mortgage Risk More Effectively Than Other Industry Players... 7th Largest Mortgage Lender, But Ranks 22nd for Q3 07 Mortgage Related Losses Total loss ($35,125) Average loss ($1,064) Median loss ($438) Total $3,491,459 MBA $4,051,000 % Industry 86%

MBR Margin Detail

Additional Detail On Credit Costs And Reserves

All Of Our Credit Risk Derives From Our Servicing Portfolios, But As A Result Of Loan Sales And Securitizations, We Hold The Credit Risk On Only 22% Of The Serviced Portfolio ($ in billions) We hold the credit risk on 22% of our Consumer Lending servicing portfolio We hold the credit risk on 100% of our Commercial Lending servicing portfolio

We Hold Direct Credit Risk On $19.02 Billion Of Total Single Family Loans Serviced In Our Whole Loans And In Non-Investment Grade And Residual Securities

($ in billions)

Single Family Mortgage Banking	UPB $	30+ DQ	FCL	REO
	$ 193	6.84%	1.69%	0.58%

Serviced For Others	UPB $	30+ DQ	FCL	REO
	$ 174	6.78%	1.61%	0.56%

Loans Held for Sale & Held for Investment	UPB $	30+ DQ	FCL	REO
	$19	7.40%	2.44%	0.80%

IMB: No Retained Securities	UPB $	30+ DQ	FCL
	$150	6.02%	1.45%

IMB:* Retained Securities	UPB $	30+ DQ	FCL
	$24	11.63%	2.62%

Loans Held for Sale	UPB $	30+ DQ	FCL
	$13.7	7.33%	2.40%

Loans Held for Investment	UPB $	30+ DQ	FCL
	$ 4.9	7.60%	2.54%

Investment Grade Securities	UPB $	30+ DQ	FCL
	$15	7.62%	1.26%

Non-Investment Grade / Residual Securities	UPB $	30+ DQ	FCL	NIG/ Resid Value
	$23	12.00%	2.62%	$0.42

Total Direct Credit Risk	
HFS:	$13.7 billion
HFI:	$ 4.9 billion
NIG/Resid:	$ 0.42 billion
TOTAL	$19.02 billion

* UPB on Investment Grade and Non-Investment Grade/Residual Securities total more than $24 billion as we hold both investment grade and non-investment grade bonds on some of the same pools

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58

On And Off Balance Sheet Credit Reserves Have Increased Substantially In Response To Worsening Credit And Secondary Market Conditions Other Rep & Warranty Secondary Market Reserve Credit Mark-to-Market On Delinquent Loans Held For Sale EPD Secondary Market Reserve Allowance for Loan Losses (ALLL) on HFI Loans ($ in millions) ALLL = 12.5 times Q3 07 charge-offs $2.6 in Charge-offs $5.3 in Charge-offs Total Charge-Offs in these reserves = $44 million REO Charge-offs = $11 million Total Charge-offs (excl. Non-Investment Grade and Residuals) = $55 million

The $416 million Fair Value of Residual and Non-Investment grade securities had a negative credit valuation adjustment of $73 million due to weaker than expected credit performance primarily in closed-end seconds and HELOC. Fair Value of Non-investment Grade & Residual Securities Non-Investment Grade And Residual Securities Continue To Be Valued With Substantial Loss Assumptions Of $835 Million (Or 3.7% Lifetime Loss Rate) Embedded In Their Value Of $416 Million At 9/30/07 Non-Investment Grade & Residual Securities Embedded Credit Losses ($ in millions) UPB of Collateral Backing Non-investment Grade & Residual Securities *Excludes losses already considered when both a sub-bond and residual are owned. $

63% Of The $408 Million Of Credit Costs Related To HELOCs, Second Liens And Homebuilder Construction Approximately 81% of the Q3 07 credit costs were from products we no longer originate, including 35% from products originated through our discontinued conduit division $ in millions

Only 1% Of Our Assets Are Non-Investment Grade And Residual Securities Note: 93.5% of our mortgage backed securities are rated AAA and AA and none have been downgraded...we do not own any CDOs or SIVs

Non-Investment Grade Securities Increased 4% Primarily Due To New Investments In Q3 07 Prime/Alt-A Securitizations

Residual Securities Declined 13% From Q2 07 Due To Credit Related Valuation Adjustments

Consolidated NPAs As A Percent of Assets

Additional Detail On Homebuilder Construction Portfolio

Homebuilder Division The portfolio is showing rapid deterioration as home sales and home prices decline - necessitating a larger allowance for losses. Non-Performing Assets are non-performing loans and real estate owned Adversely Classified Assets are loans deemed substandard, doubtful or loss according to OTS definitions Classified Assets (ACA) trend presented above is based on Adjusted Net Commitments

Homebuilder Division We have exposure in markets particularly hard hit by recent sales and price declines Our top six regions account for 87% of our Outstandings and 76% of NPAs

Homebuilder Division Ultimate losses are unknown in this volatile period, but we think we are adequately covering losses apparent and inherent in this portfolio We present two scenarios - the OTS historical worst 3 year period (1990 - 1992) and applying the Economy.com home price forecast to our loan values to determine the loan to value at the worst quarter predicted This is not the basis for our Allowance. Our Allowance analysis is more granular than this analysis and includes factors and information well beyond these two scenarios. These scenarios are presented solely to give the reader some reference points on our portfolio. Based on our more detailed analysis of the portfolio, we feel our $99.638 million ALLL is adequate, but we expect to provide $7.5 - $10.0MM per quarter in the near future. Trough LTV is based on the lowest housing values in the Economy.com 2 yr forecast. Land development loans were determined by multiplying the decline rate in housing by a factor of 2.5 while a factor of 3 was used for land. 5% disposition costs were included in all >90% LTV loans.

Homebuilder Division We will use forward market indicators in the future to halt new originations sooner Two forward trend indicators we would use are Moody's Economy.com 'Price Trend Estimate' and the NAHB/Wells Fargo Housing Market Index (HMI - a builder confidence index) Builder confidence peaked at around 75% with positive outlooks in late 2004/early 2005, and started to decline in Q3 2005 (50% rate is neutral). The Economy.com home purchase price index took a big drop in early 2005 This would have been the right time to put on the brakes (Left axis) (Right axis)